Exhibit 99.1

[LOGO]

March 8, 2006

Dear Host America Corporation Shareholder:

This letter has three key messages:

• Host America Corporation is committed to restoring regular, complete and candid communications with our shareholders.
• Host America is making progress in resuming the financial reporting expected of a publicly-traded company.
• Host America’s business units continue to serve their markets.

We suspended communications to Host America’s shareholders during the Summer of 2005 as a result of the following critical issues: (i) removal of Host America’s listing on NASDAQ; (ii) the separation of the former chief executive officer; and (iii) the delayed filing of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q with the Securities & Exchange Commission. While not all of the issues have been fully resolved at this writing, we recognize that shareholders, many of whom have been holders since before the events of summer 2005, deserve a status report on their company. While what we can say is necessarily restricted because of the delay in filing financial reports, we do believe the business model and forecast is generally optimistic.

We are making progress towards filing our Annual Report on Form 10-K for the fiscal year ended June 30, 2005 with the Securities & Exchange Commission. Once that is filed and accepted, our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005 and December 31, 2005 will also be filed.  The issues delaying the filing primarily are related to intangible assets acquired and purchase price allocations in connection with Host America’s acquisitions.  We have hired a new valuation specialist firm and at the present time this firm is diligently working together with management and the auditors to resolve the issues.   We cannot tell you exactly when the 10-K and subsequent 10-Q reports will be filed. We can tell you that as soon as they are, we will provide you with an analysis of the fiscal 2005 results, an analysis of the results through the then completed quarters of fiscal 2006, and our views about the future direction of your company.

The core business of Host America remains encouraging although we are experiencing cash flow constraints due primarily to litigation and increases in professional fees and expenses. The food service business is operating to plan. The energy management businesses is developing and testing new, more advanced capabilities.  We also recently completed a private placement of 440,000 shares and warrants which provided aggregate proceeds of approximately $550,000, which has been added to Host America’s capital base.

The Board of Directors has established a new Disclosure Committee, which oversees our public communications and reviews all publicly disseminated information. This letter is the first example of their oversight, and our commitment to full, candid and responsible communications with our shareholders and all of Host America’s key constituencies.

We appreciate your continued support and patience as we continue to address the complicated issues of restoring the company to full compliance with the reporting regulations governing public companies.

For the Board of Directors,

David Murphy, Acting Chief Executive Officer

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Host, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Host’s actual results may vary materially from those described in any forward-looking statement due to, among other possible reasons, the realization of any one or more of the risk factors described in Host’s Annual Report on Form 10-K, or in any of its other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  These risks and uncertainties include the risks associated with Host's entry into new commercial food and energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in Host's Securities and Exchange Commission fillings.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.